UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUEL TECHNOLOGY PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3714	27-3166780
(State or jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Donald J. Rackemann
3184-D Airway Avenue
Costa Mesa, California 92626
Voice:  (775) 886-0601   Fax:  (775) 883-2723
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

CORPORATE SERVICES OF NEVADA
204 W. Spear Street, Suite 3020
Carson City, Nevada 89703
Voice:  (800) 655-0538
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Dennis Brovarone, Esq.
18 Mountain Laurel Drive
Littleton, Colorado 80127
Voice:  (303) 466-4092      Fax:  (303) 466-4826

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Common Stock par value $0.001	15,000,000	$1.00	$15,000,000	$1,719.00

Total	15,000,000	$1.00	$15,000,000	$1,719.00

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING TO PURSUANT TO SUCH SECTION 8 (a) MAY DETERMINE.

Subject to Completion, Dated April 13, 2012

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

FUEL TECHNOLOGY PRODUCTS, INC.

15,000,000 SHARES OF OUR COMMON STOCK

This prospectus relates to the sale of up to15,000,000 shares of common stock of FUEL TECHNOLOGY PRODUCTS, INC. by FUEL TECHNOLOGY PRODUCTS, INC. at $1.00 per share for a total amount of $15,000,000.  We estimate net proceeds to be $14,970,000 for the total offering if no commissions are paid or $0.994 per share and $14,470,000 or $0.894 per share if commissions are paid. All costs associated with this registration will be borne by Fuel Technology Products, Inc. We usually refer to FUEL TECHNOLOGY PRODUCTS, INC. as Fuel Saver Group (a dba of Fuel Technology Products, Inc.).

Our common stock is not traded on any market or securities exchange.  Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $1.00 per share.   We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions on a best efforts basis. The proceeds of this Offering will not be deposited into an escrow account and there is no minimum subscription that must be reached before the Company can utilize the net proceeds of each subscription as such subscription is received and accepted by the Company.   Therefore, funds will become immediately available to the Company.   An indeterminate number of shares may be sold through broker/dealers who are members of the FINRA and who will be paid a maximum of a 10% commission on the sales they make.  We currently have no agreements, arrangements or understandings with any broker/dealers to sell shares.  If we choose to sell our shares through broker/dealers, we will file a post-effective amendment to this Registration Statement to identify the broker/dealers.

This Offering will terminate in 180 days from the date of this Prospectus.  FUEL TECHNOLOGY PRODUCTS INC. can extend the offering for an additional 180 days at its sole discretion.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934.  Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks.  Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  SEE” RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 13, 2012.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits and Schedules thereto.  For further information with respect to our Securities and to us you should review the Registration Statement and the Exhibits and Schedules thereto.

You can inspect the Registration Statement and the Exhibits and Schedules thereto filed with the Commission, without charge, in our files in the Commission’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20459.  You can also obtain copies of these materials at prescribed rates.  You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

REPORTS TO SECURITY HOLDERS

As a result of the Registration Statement we are subject to the reporting requirements of the Federal Securities Law, and are required to file periodic reports and other information with the SEC.  We will furnish our security holders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements, and notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and notes to the financial statements, before making an investment in Fuel Technology Products, Inc.

 OUR COMPANY

Fuel Technology Products, Inc. (“Fuel Technology”) is the exclusive distributor of MPG3 fuel enhancer.  MPG3 fuel enhancer is a solid form fuel additive that dissolves completely in motor fuel to improve mileage and vehicle performance.  It is a combustion catalyst which basically means it helps deliver a more complete burn of the fuel in the engine.  It is made from 100% active ingredients and eliminates the packaging and handling costs associated with traditional bottle products.  Fuel Technology Products, Inc. distributes its products in a multi-level marketing program using the name Fuel Saver Group.

RISK FACTORS

Fuel Technology Products, Inc. is a new start-up company with no operating history.  Operations to date have been primarily getting set up to do business.  There is no history of profitable operations.  Fuel Technology Products, Inc. does not have adequate capital to develop its business plan.  It must raise additional capital in the public market by selling its securities. Our securities are not traded on any market or securities exchange.

SELECTED FINANCIAL HIGHLIGHTS

The following table provides summary Financial Statement data from the inception to the period ending March 31, 2011 and the nine months ended December 31, 2011, which has been derived from our audited and reviewed Financial Statements.  The results of operations for this relatively short period of operation are not necessarily indicative of the results to be expected for any future accounting period.  The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”  Our Financial Statements and the related notes are included in this prospectus.

	Inception to
	3/31/2011	12/31/11

Net Sales/Operating Revenue	$0	$20,823
Income (loss) from Continuing Operations	(2,059,000)	(368,244)
Income (loss) from Continuing Operations Per Common Share	(2.97)	(0.48)
Total Assets	68,500	67,026

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

We are a development-stage business that has not commenced revenue producing operations and expects to incur operating losses until such time, if ever, as we are able to develop significant revenue.  The report of our independent registered public accounting firm for the fiscal year ended March 31, 2011 states that due to our losses from operations and lack of working capital there is substantial doubt about our ability to continue as a going concern.

We will require additional capital in order to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required.   The fuel additive business is labor and capital intensive and the level of operations obtainable by a service company is directly linked and limited by the amount of available capital.  Although we have some cash resources on hand at this time we believe that our ability to achieve commercial success and our continued growth will be dependent on our continued access to capital either through the additional sale of our equity or debt securities, bank lines of credit, projected financing or cash generated from our operations.  We will seek to obtain additional working capital through the sale of our securities and, subject to the successful deployment of our cash on hand.  However, we have no agreements or understandings with any third parties at this time for our receipt of additional working capital.  Consequently, there can be no assurance that we will be able to obtain continued access to capital as and when needed or, if so, that the terms of any available financing will be subject to commercially reasonable terms.

We do not have significant operating history and, as a result, there is a limited amount of information about us on which to make an investment decision.  We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues.  Our business and prospectus must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of operation.  As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall.  This inability could cause net losses in a given period to be greater than expected.  An investment in our securities represents significant risk and you may lose all or part of your entire investment. While our management has significant experience in the automotive industry, our company has minimal prior experience in the automotive industry.  Accordingly, there is little history upon which to judge our current operations.

We have limited management and staff and will be dependent for the foreseeable future upon consultants.  At the present time, we have two part-time employees, including our executive officer.   We intend to use the services of independent consultants and contractors to perform various professional services including data processing, legal, accounting and tax services.   We believe that by limiting our management and employees we may be better able to control costs and retain flexibility in developing our company.  Our dependence on third party consultants, data processing, legal and accounting personnel creates a number of risks including, but not limited to, (a) the possibility that such third parties may not be available to us when needed and (b) the risk that we may not be able to properly control the timing and quality of work conducted with respect to our projects.

Alternate fuels.  The development of fuels to replace petroleum based products may eliminate the need for fuel additives such as electric vehicles and vehicles powered by alcohol based fuels made from plant material.

Changes in gasoline formula.  There are improvements being made in the gasoline generally sold for automobile use.  The requirement for fuel blending with products such as ethanol may eliminate the need for fuel additives.

Manufacturers’ warranty on engines.  Some automobile manufacturers will not honor the warranty on their engines if fuel additives are used.  This is particularly common in large truck diesel engines.

Environmental Protection Agency Regulations.  The federal government and several state governments are actively studying vehicle pollution and issuing regulations and mandatory compliance periods.  Any of these regulations could restrict or eliminate the use of fuel additives.

Multi-Level Marketing Regulation.  Some states in the United States have special regulations involving multi-level marketing.  Failure to comply with these regulations could adversely affect the Company.

Our industry is highly competitive which may adversely affect our performance including our ability to acquire customers.   We work in a highly competitive environment.  In addition to capital, we must obtain agreements with manufacturers and sellers of automotive products.  There are other companies similar to our company competing for this business.  Virtually all of these competitors have financial and other resources substantially greater than ours.  We cannot assure you that we will be able to acquire the necessary customers to make our company successful.

If we lose our key personnel, our business and prospects may be adversely affected since we rely on certain key personnel to manage our business.   Fuel Technology, in order to successfully implement its growth plans, is dependent upon its current Board of Directors, which includes William H. Marcel and Donald J. Rackemann.  The loss of William H. Marcel and/or Donald J. Rackemann could have a material adverse effect upon Fuel Technology’s business prospects.  Fuel Technology will depend heavily on its management team to effectively implement its business plan.  There can be no assurance that if a change in management occurs, that management will be able to successfully achieve the goals established herein by Fuel Technology.

Investors in our common stock will pay a price that substantially exceeds the value of our assets after subtracting our liabilities.   The net tangible book value of our common stock on March 31, 2011, and December 31, 2011, was $0.02 and ($0.44) per share, respectively, based on 775,000 shares outstanding.  Our investors will experience an immediate dilution of 97%.  Investors will contribute 95% of the total amount of capital contribution in the Company but will own only 42% of the outstanding share capital and 42% of the voting rights.

Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.   We arbitrarily determined our offering price of $1.00 per share. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

We have no minimum offering amount and therefore may not receive any substantial offering proceeds to carry out our business plan.   Since we have no minimum offering amount, an investor could receive shares but we may not sell enough shares to receive and apply any substantial net offering proceeds as described in Use of Proceeds.   As a result of the no minimum offering amount, we are at risk of not being able to successfully carry out our business plan.  If we receive 25% of our planned amount, we can achieve profitability and commercial success.  If we receive 50% of our planned amount, we can expand into new marketing areas of the United States.  If we receive 100% of our planned amount, we will be able to acquire other companies in a similar business and/or expand to other countries.

We may have difficulty controlling our operating costs which causes a risk to obtaining profitability   A multi-level marketing organization requires a substantial number of management personnel to recruit and train the multi-level marketers.   The cost of developing a multi-level marketing sales organization and facility may require more capital than is anticipated.  The company’s profitability depends on the efficient and successful negotiation of operating and marketing agreements with their customers and employees.    A combination of high operating costs and low selling prices would impact the company’s ability to make a profit.  There is no assurance that management will be able to control costs in the future.

Management owns enough stock to control Fuel Technology which places investors at risk of not being able to affect management decisions.   Management owns preferred stock with voting rights of 20,000,000 shares of common stock.  Common stock is entitled to one (1) vote per share. Upon the consummation of this Offering, the officers and directors of Fuel Technology will beneficially own more than 57% of the voting rights.   It is anticipated that these individuals will be in a position to control the outcome of all matters requiring shareholder or board approval, including the election of directors. Such influence and control is likely to continue for the foreseeable future and significantly diminishes control and influence, which future shareholders may have on Fuel Technology.  See Securities Ownership of Management.

Fuel Technology could issue additional stock, which could reduce the value of your investment.   The holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if Fuel Technology  were to elect to sell additional shares of Common Stock, or securities convertible into or exercisable to purchase shares of Common Stock following this Offering, persons acquiring Common Stock in this Offering would have no right to purchase additional shares and, as a result, their percentage equity interest in Fuel Technology  would be diluted. See Description of Securities.

Securities and Exchange Commission rules concerning sales of low-priced securities may hinder re-sales of our common stock.   The Securities might be subject to the low-priced security or so-called penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the customer’s account. In the event the Securities are characterized as a penny stock, the market liquidity for the Securities could be severely affected. In such an event, the regulations relating to penny stocks could limit the ability of broker-dealers to sell the Securities and, thus, the ability of purchasers in this offering to sell their Securities in the secondary market.

Our securities are not traded on any market or securities exchange and there is no assurance that they will be trading on a securities market after this Offering.   The Company plans to file an Application for the stock to be traded on the OTC Bulletin Board; however, we have no assurances that our Application will be accepted by the Federal Investment Regulatory Agency.  Our common stock is not traded on any market or securities exchange.  Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $1.00 per share or in transactions that are not in the public market at a fixed price of $1.00 per share.   We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering.

Investors must contact a broker-dealer to trade Over-the-Counter Pink Sheets securities. As a result, you may not be able to buy or sell our securities at the times that you may wish.   If we are accepted for listing on the OTC Bulletin Board, even though our securities are quoted on the Over-the-Counter Market, the Over-the-Counter Market Regulators may not permit our investors to sell securities when and in the manner that they wish because there are no automated systems for negotiating trades on the Over-the-Counter Market. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We do not intend to pay dividends in the foreseeable future.   Any investment gains will have to come by appreciation in the stock price rather than dividends.   Fuel Technology has paid no dividends to its stockholders and does not plan to pay dividends on its common stock in the foreseeable future. Fuel Technology currently intends to retain any earnings to finance future growth.  Investors may receive investment gains through appreciation of value of the stock in the public market.

OTC Markets Listing Our Stock   Our common stock is not traded on any market or securities exchange.  We currently have no agreements, arrangements or understandings with any broker/dealers to sell our shares.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative of these words or other variations on these words or comparable terminology.

USE OF PROCEEDS

The following table sets forth management’s estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities. In the event that the entire offering is not sold, the proceeds received would be used for purchase of raw materials and component parts. Purchase of automated machine tools, marketing and increasing receivables and working capital would be deferred until funds are available.

	100% of the	50% of the	25% of the
	Offering or	Offering or	Offering or
	15,000,000	7,500,000	3,750,000
	shares sold	shares sold	shares sold

Total Proceeds	$15,000,000	$7,500,000	$3,750,000
Commission (1)	0	0	0
Offering Expenses	30,000	30,000	30,000
Net Proceeds	14,970,000	7,470,000	3,720,000

Use of Net Proceeds
Purchase of Inventory	2,000,000	1,500,000	1,500,000
Sales, Promotion and Advertising	3,000,000	3,000,000	1,000,000
Accounting and Admin. Expense	100,000	100,000	100,000
Data Processing	150,000	150,000	150,000
Increase in Working Capital (2)	4,720,000	2,720,000	970,000
Reserve for Acquisitions	5,000,000	0	0
Total use of Net Proceeds	14,970,000	7,470,000	3,720,000

(1)     We plan to have our officers and directors offer and sell the shares. They will receive no discounts or commissions. To the extent that our officers and directors sell the shares, the proceeds, which allocated for commissions will be additional working capital. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares, although we may, at our discretion, retain such to assist in the offer and sale of shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares.

(2)     Working capital will be applied to support cash flow, payroll and as a reserve for unexpected expenses.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share after the offering.  Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares.  The Company has 775,000 shares outstanding.  Our net tangible book value attributable to shareholders as of March 31, 2011, was $18,500 or approximately $0.02 per share.  The net tangible book value per common share as of March 31, 2011, represents the amount of total tangible assets, less good will, acquired in tangible assets net of total liabilities divided by the number of shares outstanding.

The proceeds from the sale of shares will vary depending on the total number of shares sold. If all 15,000,000 shares offered hereunder were sold, there would be a total of 15,775,000 common shares issued and outstanding. If all 15,000,000 shares were sold the net proceeds after deducting the offering costs of approximately $30,000 will be $14,970,000.   Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $14,988,500.   Dividing our net tangible book value by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately $0.95.  If the preferred shares are converted to common shares, the net tangible book value would be approximately $0.42 per share.  Therefore, the shareholders who purchase in this offering may suffer an immediate dilution in the book value of their shares of approximately $0.58 or approximately 58% and our present shareholders will receive an immediate book value increase of approximately $0.42 per share.

If 7,500,000 shares offered hereunder were sold, there would be a total of 8,275,000 common shares issued and outstanding. The net proceeds after deducting the estimated offering costs of $30,000 will be $7,470,000.   Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $7,488,500.  Dividing our net tangible book value by the number of shares outstanding discloses a per share book value of approximately $0.91.   Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in book value of their shares of approximately $0.09 or approximately 9% and our present shareholders will receive an immediate book value increase of almost $0.91 per share.  If the preferred shares are converted to common shares, the net tangible book value would be approximately $0.27 per share.

If 3,750,000 shares offered hereunder were sold, there would be a total of 4,525,000 common shares issued and outstanding. The net proceeds after deducting the estimated offering costs of $30,000 will be $3,720,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $3,738,500.   Dividing our net tangible book value by the number of shares outstanding discloses a per share book value of approximately $0.83.   Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in book value of their shares of approximately $0.17 or approximately 17% and our present shareholders will receive an immediate book value increase of almost $0.83 per share.   If the preferred shares are converted to common shares, the net tangible book value would be approximately $0.15 per share.

The following table illustrates the dilution, which will be experienced by investors in the offering:

	If 100% of Offering sold	If 50% of Offering sold	If 25% of Offering sold

Offering price per share before deduction of offering expenses	$1.00	$1.00	$1.00
Net tangible book value per share before the offering	$0.001	$0.001	$0.001
Net tangible book value per share after the offering	$0.95	$0.91	$0.83
Dilution to new investor per share	$0.05	$0.09	$0.17
Dilution to new investor as a percentage	5%	9%	17%
Net tangible book value per share after the offering with preferred shares converted to common shares	$0.42	$0.27	$0.15

Comparative Data: The following chart illustrates our pro forma proportionate ownership, upon completion of the offering, assuming 100%, 50% and 25% of the shares is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

If 100% of the offering or 15,000,000 shares were sold	Shares Owned	Percentage Total Shares Outstanding	Total Consideration	Percentage Total Consideration	Average Price / Share
New Investors
	15,000,000	32%	$7,500,000	99%	$1.00
Existing
Shareholders	775,000	68%	$78,499	1%	$0.01
If 50% of the offering or 7,500,000 shares were sold
New Investors
	7,500,000	19%	$7,500,000	95%	$1.00
Existing
Shareholders	775,000	81%	$78,499	5%	$0.01
If 25% of the offering or 3,750,000 shares were sold
New Investors
	3,750,000	10%	$3,750,000	90%	$1.00
Existing
Shareholders	775,000	90%	$78,499	10%	$0.01

The following table sets forth Management’s estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these  estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities. In the event that the entire offering is not sold, the proceeds received would be used for purchase of test equipment, component parts and computers and computer programming.  Capital would be deferred until funds are available.

	100% of the Offering or 15,000,000 shares sold	50% of the Offering or 7,500,000 shares sold	25% of the Offering or 3,750,000 shares sold
Total Proceeds	$15,000,000	$7,500,000	$3,750,000
Less:
Commission (1)	-0-	-0-	-0-

Offering expenses	$30,000	30,000	30,000

Net Proceeds	$14,970,000	$7,470,000	$3,720,000

Use of Net Proceeds
Purchase of inventory:	$2,000,000	$1,500,000	$1,500,000
Sales Promotion & Advertising:	$3,000,000	$3,000,000	$1,000,000
Additional Account & Admin. Expense:	100,000	100,000	75,000
Computers & Programming:	150,000	150,000	150,000
Increase in working capital: (2)	$4,720,000	$2,720,000	$970,000
Funding for Acquisitions & Expansion	5,000,000	-0-	-0*
Total use of net proceeds:	$14,970,000	$7,470,000	$3,720,000

(1)     We plan to have our officers and directors offer and sell the shares. They will receive no discounts or commissions. To the extent that our officers and directors sell the shares, the proceeds, which allocated for commissions will be additional working capital. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares, although we may, at our discretion, retain such to assist in the offer and sale of shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares.

(2)     Working capital will be applied to support cash flow, payroll and as a reserve for unexpected expenses.

PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.

We may retain licensed broker/dealers to assist us in selling our shares, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers are ten percent (10%).  In the event we choose to sell our shares through broker/dealers, we will file a post-effective amendment to this Registration Statement to identify the broker/dealers.  Any broker/dealers engaged to sell the shares will be deemed underwriters.

In order to buy shares you must complete and execute the Subscription Agreement and return it to us at 3184-D Airway Avenue, Costa Mesa, California 92626.    Payment of the purchase price must be made by check payable to the order of Fuel Technology Products, Inc.   The check is to be delivered directly to Fuel Technology Products, Inc. at the above-mentioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.        The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.        The person is not at the time of their participation, an associated person of a broker/dealer; and,

3.        The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us as a possible investment in the offering.

We intend to sell our shares in the United States of America.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the Federal Investment Regulatory Agency’s (FINRA) telephone number (301) 590-6500 for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above-described regulatory burdens.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws and is qualified in its entirety. The Articles of Incorporation and Bylaws have been filed as exhibits to the Registration Statement of which this prospectus is a part.

Fuel Technology is authorized to issue a total of one hundred million (100,000,000) shares of common stock $0.001 par value and one hundred thousand (100,000) shares of preferred stock $0.001 par value.   When issued shares will be fully paid and non-assessable. To date Fuel Technology has issued one hundred thousand shares (100,000) of special preferred stock and seven hundred seventy-five thousand (775,000) common shares.

Voting Rights for Common Stock: Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.  In the event of a liquidation, dissolution or winding up of the company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and preferred shareholders.

Voting Rights for Preferred Stock: Holders of shares of Preferred Stock are entitled to 200 votes per share on all matters submitted to a vote of the shareholders. Holders of preferred stock are not entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company holders of preferred stock are  entitled to share ratably in all assets remaining after payment of liabilities. Holders of preferred stock have the right to convert their preferred stock into common stock at a conversion rate of 200 shares common stock for each share of preferred stock.  The preferred stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the preferred stock. All outstanding shares of preferred stock are duly authorized, validly issued, fully paid and non-assessable.

Dividend Policy: Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Liquidation Rights: Upon any liquidation, dissolution or winding up of Fuel Technology holders of shares of Common Stock are entitled to receive pro rata all of the assets of Fuel Technology available for distribution to shareholders after distributions are made to holders of Fuel Technology’s Preferred Stock. (See Special Preferred Stock.)

Preemptive Rights: Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Fuel Technology.

Registrar & Transfer Agent: Holladay Stock Transfer, Inc., Holladay Business Plaza, 2939 North 67th Place, Scottsdale, Arizona 85251.   Phone (480) 481-3940, FAX (480) 481-3941.

Stock Options: Fuel Technology has no stock option plan for its employees and has no current plans to develop one in the immediate future.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

Miscellaneous Rights and Provisions

Holders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

Anti-Takeover Effects of Provisions of the Articles of Incorporation

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Fuel Technology's that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of Fuel Technology Product’s Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Fuel Technology by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our securities are not traded on any market or securities exchange.  Fuel Technology Products, Inc. plans to file an Application for the stock to be traded on the OTC Bulletin Board; however, we have no assurances that our Application will be accepted by the Financial Industry Regulatory Authority (FINRA).  Our common stock is not traded on any market or securities exchange.  Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $1.00 per share or in transactions that are not in the public market at a fixed price of $1.00 per share.   We know of no market makers for our common stock. The offering price may not reflect the market price of our stock.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business; however, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time, that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material, adverse affect on our business, financial condition or operating results.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements included in this prospectus and the Registration Statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance in such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF BUSINESS

Overview of the Company

Fuel Technology Products, Inc. was incorporated in the state of Nevada on August 3, 2010.  The Company has not had any bankruptcy, receivership or similar proceeding. There has been no material reclassification, merger, consolidation or purchase or sale of a significant amount of assets.  The Company does not plan to have any merger or sales of its assets.  Since its incorporation the Company has been involved in developing its Business Plan and preparing to commence business.

Mr. Marcel and Mr. Rackemann along with considerable technical assistance from consultants have developed a formula that their experiments show improved vehicle performance and mileage.  With the common use of unleaded gasoline, most fuel additives such as tetraethyl lead are no longer used.   The various fuel additives have been the subject of extensive studies.  The “Society of Automotive Engineers” and other professional journals have published hundreds of articles on this subject.   In addition, the Petroleum Institute of America, an industry trade organization, did extensive testing in the development of unleaded gasoline.  Fuel Technology Products, Inc., after several years of testing, has developed what they feel is the right combination of additives to enhance engine performance.  This product has been named MPG3.   The product, MPG3, is a combustion catalyst that results in a more complete and controlled burn within the combustion chamber of gasoline engines.  A combustion catalyst changes the rate of the explosion of the fuel in the cylinder of an engine.  Tests in the laboratory that Fuel Technology Products, Inc. has access to indicates that their product also increases the octane of the fuel.  A typical octane improvement is in the range of seven-tenths (0.7) to three (3), depending on the fuel used.  Several hundred unpublished road tests by Fuel Technology Products, Inc. in vehicles using unleaded gasoline without MPG3, compared to several hundred unpublished road tests with the same vehicles using unleaded fuel with MPG3 added showed an increase in fuel economy by the group using the MPG3 additive Unlike other chemicals that participate in the chemical reaction, a catalyst is not consumed by the reaction itself.  A catalyst may instantaneously participate in multiple chemical transformations.  These transformations cause a more complete fuel burn which improves economy and reduces emissions.  The Company has conducted more than one hundred (100) tests on vehicles without using the MPG3 product; and, the same vehicle using the MPG3 product and measuring the performance.  The tests indicate an increase in gas mileage on the average of two to three miles per gallon using MPG3.   The development of the product is completed and the necessary approvals have been obtained and the MPG3 product is ready to be marketed.

How It Works

Nearly all automobiles have internal combustion engines.  An internal combustion engine has a cylinder and a piston that moves up and down inside the cylinder.  Most cars have four, six or even eight cylinders in the engine.   The piston is connected to a crank shaft that is connected through other devises to the wheels of the car to make the car move.  The piston starts at the top of the cylinder.  A valve allows fuel (gasoline and air) to enter the cylinder as the piston moves downward.  The valve then closes and the piston moves upward, compressing the fuel (gasoline and air) until it reaches the top of the cylinder.  At that point, a spark sets off a fire inside the cylinder burning the fuel.  The expanding gases of the fire force the piston downward turning the crank shaft and, in turn, moving the car.  A valve at the top of the cylinder then opens, the piston comes back up to the top of the cylinder forcing the smoke, (exhaust) etc., from the burning fuel out of the cylinder and into an exhaust pipe.  The cylinder then starts down sucking in new fuel and repeating the cycle. Different fuel burns at different rates.  For example, gun powder burns at a very fast rate and fuel (wood) in a camp fire burns at a relatively slow rate.  The rate of burn depends on how much the fuel is compressed and the chemical make-up of the fuel.  Automobile gasoline, when compressed, is a very quick burning fuel.  A significant portion of the fuel is not burned in the cylinder and forced out with the exhaust.  MPG3 fuel enhancer slows down the rate of the burn allowing a greater percent of the fuel in the cylinder to burn before being forced out of the cylinder as exhaust.  This gives the engine more power and better use of the fuel which results in improved gas mileage.

Environmental protection regulations restrict refiners from adding significant amounts of fuel additives.  All automobile fuel comes with a small proprietary fuel additive package already added.    Performance and cleansing additives are usually added in only trace amounts.   This creates an opportunity for after market fuel additives designed to improve the quality and performance of “pump” gas.  MPG3 is added to the fuel by inserting a small tablet, about one-half inch in diameter, into the fuel tank each time the tank is filled.

Octane is a measure of fuel’s tendency to burn in a controlled manner rather than exploding in an uncontrolled manner.  Octane also relates to the anti-knocking capacity of the fuel and its detonation resistance properties.  When crude oil is “cracked” at the refinery, you end up getting hydro-carbon chains of varying links.  These different chain links can be separated from each other and blended to form different fuels.  For example, methane has a single carbon atom; propane has three; hexane has six and octane as its name implies has eight carbon atoms chained together.  The greater the octane number, the greater the fuel’s stability when compressed; therefore, compression ratios of engines can increase as the octane percentage goes up.  Gas with 89 or 91 octane, therefore, is better suited for engines with higher compression ratios such as our modern, high performance automobile engines.   MPG3 acts as a catalyst in improving the octane and giving the fuel greater stability during the explosion of the fuel.  This results in more power from the same quantity of fuel.   The laboratory that Fuel Technology Products, Inc. has access to has experimented with many combinations of additives to develop MPG3.

Fuel Technology Products, Inc. has registered its formula with the United States Environmental Protection Agency pursuant to Regulation 40 CFR 79.23 and has been assigned Identification Number 258320001- MPG3 Fuel Enhancer.  Registration does not in any way represent an endorsement by the United States Environmental Protection Agency.  It simply indicates compliance to their regulations by Fuel Technology Products, Inc.

The principal product of Fuel Technology Products, Inc. is a fuel enhancer additive known as MPG3.  The Company plans to market MPG3 throughout the United States. The marketing plan of the Company is to sell its products by direct sales rather than the traditional automotive distribution system through warehouses, distributors and retailers. Direct selling (or multi-level marketing) is appointing key/influential persons in the auto racing industry such as crew chiefs of racing cars, technicians in automotive service departments or auto repair shops.  These people are in contact with persons knowledgeable about their cars and interested in new innovations.  These persons, in turn, recruit individuals to sell MPG3 to other users.  The direct marketing sales approach is well established by major companies such as Avon, Herbal Life or Mary Kay products.   At the present time the Company has more than 60 top level distribution representatives.  The Company is aggressively acquiring new representatives.   The Company plans to expand its marketing nationwide as rapidly as possible.

The Company has only one product at this time, MPG3, and does not plan any new products in the near future.  Research and development is on-going to improve their present MPG3 product.

The fuel additive business is a very competitive market place.  There are many products available through conventional distribution channels such as auto parts stores and gasoline stations.  The price of some of the competitive products is both more expensive and less expensive than MPG3.   A number of the competitors have greater financial resources and experience in the industry than Fuel Technology Products, Inc.  The Company feels its direct marketing distribution system will allow it to be successful in the market place.

Mr. Marcel and Mr. Rackemann developed MPG3 along with considerable technical assistance from consultants after years of experience in the auto industry and race car fuels.  The formula is a “trade secret.”  They have elected not to reveal the contents that would be required to obtain a patent.  The product can be manufactured by many major chemical companies.  A Google search currently lists seventeen companies active in the auto racing fuel business.  Nearly all of them have the capability of manufacturing the MPG3 product.    These companies are required to sign a confidentiality non-disclosure agreement prior to being given the formula to manufacture the product for Fuel Technology Products, Inc.   All of the components of the product are readily available in the market place.   The Company is not dependent on a single supplier for its product.

There have been increases in the price of the raw materials over the last six months.  The Company passes on the increased costs to the consumer through price increases.

The Company is not dependent on a single or a few major customers.  Its direct marketing plan causes it to have a large number of small volume customers.

The Company does not have patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts of any kind.  The Company has elected to keep the contents of its product secret rather than to patent it.

Government approval is not required to sell the Company’s product, MPG3.  The government does, however, require that the formula be registered with the United States Environmental Protection Agency pursuant to Regulation 40 CFR 79.23.  The Environmental Protection Agency has an assigned identification number:  258320001-MPG3 Fuel Enhancer.  Registration does not in any way represent an endorsement by the United States Environmental Protection Agency.  It simply indicates compliance with their regulations by Fuel Technology Products, Inc.  The Company is in compliance with all existing government regulations on its business.  To the knowledge of the Company there are no future regulations planned or discussed at the government level that would adversely affect the Company’s business plan.   The cost of compliance with the environmental laws to date is estimated at $40,000.

The Company has been actively involved in research and development of its product since its inception.   The cost of the development of MPG3 from August, 2010, (inception) through December 31, 2011, (16 months) has been $333,997.  The developmental cost has all been paid by loans from the principal shareholder.   It is anticipated that the selling price of the product will include recapture of development costs amounting to 15% of the selling price.

The Company currently has five full time employees.   The Company plans to hire additional employees as required by the increase in sales.  The employees will be sales support personnel.  There are no plans to hire other research or product development personnel.

Reports to Security Holders

The Company will deliver an annual report to all security holders voluntarily.  The annual report will include audited financial statements and will be filed with the SEC’s Edgar Reporting System.

Description of Property

The Company has Corporate Offices at 204 W. Spear Street, Suite 3020, Carson City, Nevada 89703, and Administrative Office, marketing workshop and storage space at 3184-D Airway Avenue, Costa Mesa, California 92626.  Our telephone number is:  (775) 886-0601.  Our fax number is:  (775) 883-2723.  We occupy 6,000 square feet of office, laboratory and storage space in a leased building.  The lease is for one year starting March 22, 2011.  The lease contains a provision for an optional two additional years. The lease rate is $5,100 per month with a security deposit of $5,700.   The office is staffed with administrative, sales and engineering personnel.   The Company does not plan acquisition of additional plant and/or equipment.

Market Price and Dividends of Registrants’ Common Securities

Our securities are not traded on any market or securities exchange.  There are no commitments to have them listed on an exchange at this time.  The Company has no outstanding options or warrants to purchase our securities and the Company has made no representations that it will sell any of our securities. One hundred thousand shares (100,000) of preferred stock which have conversion rights of twenty million (20,000,000) common shares are owned by the Company’s president, William H. Marcel, and the Company’s vice president, secretary and treasurer, Donald J. Rackemann.   This represents voting control of the Company after the Offering.  The Company has never paid a dividend on its common stock and has no plans to do so in the future.  The Company has no equity compensation plans requiring the issuance of stock.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview of Our Company

Fuel Technology Products, Inc. has developed a unique formula of a combination of well known fuel additive chemicals that the Company believes improve vehicle performance and mileage.  With the common use of unleaded gasoline, most fuel additives such as tetraethel lead and other organometallic compounds are no longer used.  These and other fuel additive chemicals, used in the right combination, improve the efficiency of gasoline engines.  Fuel Technology Products, Inc., through many years of research of fuels and additives used in high performance for racing, has developed a proprietary product called MPG3.  The Company’s tests in the laboratory that it has access to indicates that when MPG3 is added to unleaded gasoline, it increases the octane of the fuel.  It is a combustion catalyst which basically means it helps deliver a more complete burn of the fuel in the engine.  A typical octane improvement will be in the range of seven-tenths (0.7) to three (3), depending on the fuel used.  This translates into increased fuel mileage from one to three percent per mile, per gallon.

Our Strategy

There is significant opportunity for products that would improve the efficiency of engines in diesel and gasoline powered vehicles.  The diesel engine segment is primarily commercial vehicles and the gasoline segment is largely made up of passenger cars, pick up trucks and SUVs.   According to the National Market Research Company, Freedonia Group, special fuel additive sales in the United States will reach annual sales of 1.3 billion dollars by the end of 2012.

Fuel Technology Products, Inc., doing business as Fuel Saver Group, is establishing a direct sales marketing program to market its MPG3 Fuel Additive.  The members of the direct sales marketing program are being recruited from the auto racing industry and the auto repair business.   Also, many car clubs have older, classic automobiles that normally require leaded fuel which is generally unattainable.  The MPG3 Fuel Additive allows these vehicles to use unleaded fuel.  These people are in contact with persons knowledgeable about their cars and interested in new innovations.  It is planned that a number of these personnel will develop significant levels of distribution under each of them.  The Company is planning to expand its marketing nation-wide as rapidly as possible.  The Company is in negotiations with existing organizations in other countries that wish to market the product in their countries.  Fuel Technology contracts the manufacturing of the MPG3 Fuel Additive with a well known manufacturer of fuel additives.

Financial Condition

On March 31, 2011, we had assets of $68,500 including working capital of $53,330.    We have $50,000 in long term debt and no current Accounts Payable. On December 31, 2011, we had assets of $67,026 and had started sales of $20,823. In addition to the $50,000 in long term debt, a major shareholder, Donald J. Rackemann, is advancing funds to the Company on an as needed basis.  On December 31, 2011, he had advanced $405,663, including the $50,000 long term Note.  We believe our ability to achieve commercial success and continued growth will be dependent upon our continued access to capital either through additional sale of our equity or cash generated from operations.  We will seek to obtain additional working capital through the sale of our securities.  We will attempt to obtain additional capital through bank lines of credit; however, we have no agreements or understandings with third parties at this time.  If the Company is successful in selling the shares being registered in this document, the funding will be adequate to pay off its loans and adequately fund the Company.   A copy of the loan agreement between Donald J. Rackemann and Fuel Technology Products, Inc. is attached as Exhibit 10.2

Directors and Executive Officers

The following table sets forth the names of the members of the Company’s Board of Directors, Executive Officers, and the position with the Company held by each.

Name	Age	Position

William H. Marcel	72	President, Director
Donald J. Rackemann	81	Secretary, Treasurer, Director

Each director is elected to hold office for a one-year period or until the next annual meeting of shareholders and until his/her successor has been qualified and elected following the one-year of service. The Officers serve at the discretion of the Company’s directors.  There are no understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Management’s Biographies

The following is a brief account of business experience for each director and executive officer of the Company.

WILLIAM H. MARCEL, PRESIDENT AND DIRECTOR

Mr. William H. Marcel, President of Fuel Technology Products, Inc., brings a wealth of experience in the high performance automobile industry.  A brief summary of his work history is as follows.

1963-1964	Enderle Fuel Injection. Worked as a technician on fuel injection systems used in professional and amateur racing.

1964-1967	Mickey Thompson Enterprises. Worked as a mechanic and designer of high performance engines used in professional racing.

1967-1984
Modern Tube Bending & Manufacturing/Holley Carburetor.  Worked as  the President, mechanic and designer of specialized exhaust systems for high performance engines used in “hot rods” and auto racing. Mr. Marcel directed the company from operating losses to significant profitability.  The company was acquired by Holley Carburetor.  Mr. Marcel became a top level executive in the Holley Carburetor Aftermarket Division ($50 million in sales) of Colt Industries, a major manufacturer of carburetors. He oversaw training for technical representatives and interfaced with engineering efforts at Holley Carburetor. As VP Operations he had responsibility for the manufacturing of aftermarket products and the national distribution warehouse.

1984-1987	Merel Company. General Manager of a high technology manufacturer of photo chemical machined products for the commercial and aerospace industry.

1987-1994
Mickey Thompson Entertainment Group.  Started as Vice President of Finance and promoted to President shortly thereafter.  Mickey Thompson Entertainment Group was a national promoter of auto and motorcycle races in major sports facilities. Mr. Marcel was responsible for all aspects of the $10 mm annual sales company.

1994-2010	Self Employed Consultant. Organized and promoted the Hawaiian Super Grand Prix Race and other races and did public relations work for motorcycle dealers and the motorcycle industry.

2011 to Present	Fuel Technology Products, Inc. President and Director. Responsible for the overall management, development and engineering for the MPG3 fuel additive.

Mr. Marcel’s business career started with the automotive and motor sports fields.  He has over 20 years of management responsibility at five companies and various industries.  Mr. Marcel brought three companies in different industries from losses to significant profitability.  His hands-on technical experience started with his personal racing activities and working on various other motor sport programs.  He also did tooling and product design at positions during the early years of his career.  Mr. Marcel has an MBA in Marketing and Finance from Michigan State University.

DONALD J. RACKEMANN, SECRETARY, TREASURER, DIRECTOR

Mr. Donald J. Rackemann, Vice President, Secretary, Treasurer and Director of Fuel Technology Products, Inc., brings a wealth of experience in the high performance automobile industry both on a technical side and a marketing side.  A brief summary of his work history is as follows.

1950-1956	Don’s Automotive Race Cars. He started his own company modifying automobiles for higher performance. He was a pioneer in the high performance automobile market place.

1956-1960
National Bonded Cars.  He was hired as a sales manager and inspector of a national automobile warranty company.  In 1959 he bought the company and operated it until 1960 when he successfully sold it to a large insurance group.  His experience modifying automobiles made him well qualified to determine which used cars the company could insure for mechanical breakdown.

1960-1965	Riverside Raceway. Director of racing managing all aspects of operating an automobile racetrack.

1965-1972	Drag News. Director of advertising for the leading motor sports magazine at that time: “Drag News.”

1972-1980
Motor Sports Weekly.  He started his own motor sports magazine, grew it to national prominence and started six additional specialty magazines on motor sports.  Sold the magazines to a national New York publisher in 1980.

1980-1986	Laguna Classic Motors. He started an automobile dealership selling exotic and exclusive automobiles, both new and used. He sold the business to a national auto chain.

1986-1996
National Telephone and Communications, Inc. (NTC).   Mr. Rackemann co-founded a new telephone company with the objective of reselling long distance telephone service to the residential and small business community through a network marketing distribution system that was able to compete equally with AT&T or Sprint.  Gross revenues in 1988 were more than 160 million dollars.  He took the company public in 1988.  The stock opened at 50 cents per share and when he sold the company in 1996 stock had traded at a high of $27.50 per share.

1996-1998	Golf Star Manufacturing. Developed a unique design for a golf club head using special materials and techniques. The material was so smooth it was called a diamond driver. He sold the company in 1998.

1998-2003
Price Net USA.Com.   Mr. Rackemann co-founded one of the first home based  internet shopping malls utilizing network marketing as its formula for sales.  He was responsible for taking the company public and raising the share value by more than 3,000 percent. Its associated company, Price Right Travel, organized in 2001, was a travel agency that operated through thousands of independent representatives.  The company grew rapidly and he sold the market division in 2003 so he could concentrate on new ventures.

2003-2010	Semi-retired. He spent his time studying racing fuels and techniques for maximizing motor vehicle performance.

2010-Present.	Fuel Technology Products, Inc. Jointly with William H. Marcel developed the MPG3 fuel additive and started Fuel Technology Products, Inc. to market their new product.

Mr. Rackemann’s career started in the high performance automobile industry and he has been involved in that market practically all of his life.  His success in developing new start-up companies and, in turn, taking them public has been very remarkable.  His experience in the motor sports industry and the public market makes him extremely prepared to direct a public company such as Fuel Technology Products, Inc.

Remuneration of Directors and Officers

Fuel Technology Products, Inc. has made no provisions for paying cash or non-cash compensation to its officers and directors.  No salaries are being paid at the present time to our officers and directors. None have been paid or are owed anything from inception to date.

Legal Proceedings

To our knowledge none of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Principal Shareholders

The following table sets forth the beneficial ownership of common stock and preferred stock of the Company by the officers and directors, as a group, before this offering and after this offering, assuming the sale of all stock offered herein:  The officers and directors do not own any common stock and will not own any after this offering.

COMMON  SHARES

Present Ownership	Common Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
William H. Marcel	0	0	0

Donald J. Rackemann	0	0	0

SPECIAL  PREFERRED  SHARES

Present Ownership	Preferred Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
William H. Marcel	25,000	25%	25%

Donald J. Rackemann	75,000	75%	75%

IF SPECIAL PREFERRED SHARES ARE CONVERTED TO COMMON SHARES

Present Ownership	Common Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
William H. Marcel	5,000,000	24%	14%

Donald J. Rackemann	15,000,000	72%	42%

Total Officers, Directors and Control Persons	20,000,000	96%	56%

Executive Compensation

Fuel Technology Products, Inc. has made no provisions for paying cash or non-cash compensation to its officers and directors.  No salaries are being paid at the present time to our officers and directors and none have been paid or owed from inception to date.

Employment Agreements

To date the company has no employment agreements in effect with its officers or directors.

Compensation of Directors

We do not pay compensation to our directors for their services and for their attendance at meetings.  We will reimburse directors for reasonable expenses incurred during the course of their performance.

Stock Incentive Plan

At present we do not have a stock incentive plan in place.  We have not granted any options to our officers and directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of common stock of the Company by the officers and directors, as a group, before this offering and after this offering, assuming the sale of all stock offered herein:

COMMON  SHARES

Present Ownership	Common Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
William H. Marcel	0	0	0

Donald J. Rackemann	0	0	0

SPECIAL  PREFERRED  SHARES

Present Ownership	Preferred Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
William H. Marcel	25,000	25%	25%

Donald J. Rackemann	75,000	75%	75%

IF SPECIAL PREFERRED SHARES ARE CONVERTED TO COMMON SHARES

Present Ownership	Common Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
William H. Marcel	5,000,000	24%	14%

Donald J. Rackemann	15,000,000	72%	42%

Total Officers, Directors and Control Persons	20,000,000	96%	56%

CORPORATE GOVERNANCE

Director Independence

At the present time, we have two directors who are both “insiders.”  Director, William H. Marcel, also serves as President and Director, Donald J. Rackemann, also serves as Vice President, Secretary, and Chief Financial Officer.  We are currently recruiting outside Directors who have some knowledge of our business.  New Directors are nominated by either of the present Directors and voted on by the Board of Directors.  Each Director is elected to hold office for a one year period or until the next Annual Meeting of Shareholders and until his/her successor has been qualified and elected following the one year of service. We have not adopted a formal code of ethics as we only have two Officers and Directors and will adopt a code of ethics when we have appointed independent Directors.  The Officers serve at the discretion of the Company’s Directors.  There are no understandings between any of the Directors or Officers of the Company or any other person pursuant to which any Officer or Director was or is to be selected as an Officer or Director.  Donald J. Rackemann serves as Chairman and Secretary of the Board. William H. Marcel, the Company’s Chief Executive Officer, serves as a member of the Board.

The Board of Directors has held three Special Directors’ Meetings since the inception of the Company.  All the Directors attended all of the meetings.  It is a policy of the Company that all Board Members attend all Board Meetings and the Annual Meeting.

Committees

At the present time, the Board of Directors serves as an Audit Committee, Nominating Committee and Compensation Committee.  None of these committees have had any meetings since the inception of the Company.  It is planned that as we add independent Board Members we will activate these committees.

NOMINATING COMMITTEE:  Director William H. Marcel and Director Donald J. Rackemann participate in consideration of Director nominees.  At the present time Fuel Technology is too small to warrant a Nominating Committee.

AUDIT COMMITTEE:  Due to only having two Directors, we do not have a separate Audit Committee or a Financial Expert as defined in Rule S-K, Rule 407.  The Board of Directors serves as the Audit Committee.

COMPENSATION COMMITTEE:   The Board of Directors acts as the Compensation Committee. The Directors feel Fuel Technology Products, Inc. is too small to have a Compensation Committee at this time.  As additional Directors are appointed, a formal Compensation Committee will be established.

Shareholder Communications

Shareholders may send written communications to the Board of Directors by United States mail or by e-mail.  The mailing address and the e-mail address are listed for all Directors on the Company’s web site:  www.fuelsavergroup.com

Transactions with Related Persons, Promoters and Certain Control Persons

On March 31, 2011, the Company’s Vice President, Secretary and Treasurer Donald J. Rackemann, loaned the Company $50,000 on an unsecured Promissory Note.  The Note requires that the principal and interest at six percent per year (6%) be paid on or before three years from March 31, 2011.

In April, 2011, the Company’s Vice President, Secretary and Treasurer Donald J. Rackemann, entered into an Agreement with the Company to advance the Company funds to support on-going operations.  The loan is for no interest and is to be repaid when the Company is financially able to do so.  On December 31, 2011, the Company owed Mr. Rackemann a total of $405,663 which included the $50,000 Note.

Commission’s Position on Indemnification on Securities Act Liabilities

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation law.  Nevada law provides that the directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities.

•	For any breach of their duty for loyalty to us or our security holders;

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation law; or,

•	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation law, if our Board of Directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

FINANCIAL STATEMENTS

FUEL TECHNOLOGY PRODUCTS, INC.
March  31, 2011
and
December 31, 2011

(Unaudited)

TABLE OF CONTENTS

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Fuel Technology Products, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Fuel Technology Products, Inc. (a development stage company) as of March 31, 2011, and the related statements of operations, changes in shareholders' equity, and cash flows for the period from August 3, 2010 (inception) through March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Fuel Technology Products, Inc. (the “Company”) is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2011, and the results of its operations, changes in shareholders' equity and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
April 13, 2012

FUEL TECHNOLOGY PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of March 31, 2011

ASSETS
Cash	$53,330
Total Current Assets	53,330

Other Assets
Furniture & Fixtures	3,770
Deposit on Office	11,400
Total Other Assets	15,170
TOTAL ASSETS	$68,500

LIABILITIES & SHAREHOLDERS’ EQUITY

LONG TERM LIABILITIES
Notes Payable *	$50,000
TOTAL LIABILITIES	50,000

SHAREHOLDERS’ EQUITY
Common Stock, $.001 par value,	775
100 million authorized, 775,000
issued and outstanding
Preferred Stock, $.001 par value,	2,000,000
100 thousand authorized,
100 thousand issued & outstanding
Additional Paid In Capital	76,725
Deficit Accumulated During Development Stage	(2,059,000)

TOTAL SHAREHOLDERS’ EQUITY	$18,500

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$68,500

* Related Party

The accompanying notes are an integral part of these financial statements.

FUEL TECHNOLOGY PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
August 3, 2010 (Inception) to March 31, 2011

8/3/2010
(Inception) to
3/31/2011

REVENUES
Sales	$-
Cost of Sales	-
Gross Income	$-

OPERATING EXPENSES
Total Operating Expenses	$2,059,000

NET INCOME (Loss)	(2,059,000)

Weighted Average Number of Common Shares Outstanding	693,917

Basic and Fully Diluted

Net (loss) Per Share-Basic and Fully Diluted	$(2.97)

The accompanying notes are an integral part of these financial statements.

FUEL TECHNOLOGY PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDER EQUITY
AUGUST 3, 2010 (INCEPTION) to MARCH 31, 2011

	Preferred	Preferred	Common	Common	Additional	Deficit Acc	Total
	Shares	Amount	Shares	Amount	Paid in	During
					Capital	Development Stage

Balance August 3, 2010 (Inception)	-	$-	-	$-	$-	$-	$-

Pref Stock Issued-Cash	100,000	$2,500	-	-	-	-	$2,500
Stock based compensation	-	1,997,500	-	-	-	-	$1,997,500
Common Stock for Cash		-	275,000	$275	$27,225	-	$27,500

Shares for Services
(Hallmark)	-	-	500,000	$500	$49,500	-	$50,000

Net Loss	-	-	-	-	-	$(2,059,000)	$(2,059,000)

Balance, March 31, 2011	100,000	$2,000,000	775,000	$775	$76,725	$(2,059,000)	$18,500

The accompany notes are an integral part of these financial statements.

FUEL TECHNOLOGY PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
August 3, 2010 (Inception) to March 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,059,000)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operations
Stock based compensation	1,997,500
Shares Issued for Services	50,000
Impairment of Manufacturing Deposit	10,000

CHANGE IN OPERATING ASSETS & LIABILITIES
Deposits & Prepaid Expenses	$(11,400)
Manufacturing Deposits	(10,000)
Net Cash Used in Operating Activities	$(22,900)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Paid for Purchase of Fixed Assets	$(3,770)
Net Cash Used in Investing Activities	$(3,770)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds From Sale of Stock	30,000
Borrowings of Related Party Debt	50,000
Net Cash Provided From Financing Activities	80,000

NET INCREASE IN CASH & CASH EQUIVILANTS	53,330

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	53,330

SUPPLEMENTAL CASH FLOW DISCLOSURE:

Cash paid for interest	-
Cash paid for taxes	-

   The accompanying notes are an integral part of these financial statements.

FUEL TECHNOLOGY PRODUCTS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
August 3, 2010 (Inception) to March 31, 2011

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Fuel Technology Products, Inc. (the “Company) was incorporated pursuant to the laws of the State of Nevada on August 3, 2010.  The Company intends to commence business operations at this time.  The Company is a manufacturer and distributor of a fuel additive to be used in motor vehicles.  It is a development stage company that has limited operating history and has earned no revenues to date.  Since inception, the Company has been primarily devoting its activities to the following: developing a business plan, determining the market for the Company’s services, developing standardized procedures for manufacturing and distributing the product, and capital formation.  Fuel Technology Products, Inc. is in the initial development stage.

The Company has established a fiscal year end of March 31.

Basis of Presentation
The financial statements present the balance sheet, statement of operations, shareholders’ equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern
The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have sufficient cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.   There can be no assurance that the Company will be successful in order to continue as a going concern.  The Company is funding its initial operations by way of issuing common shares and debt.   As of March 31, 201l the Company had issued 100,000 preferred shares valued at $0.001 per share for net funds to the Company of $2,500.  The Company has also issued 500,000 shares of common stock for services valued at $50,000 and sold 275,000 shares of common stock at $0.10 per share for net funds to the Company including additional Paid in Capital totaling $27,500.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Property and Equipment
The Company has purchased a telephone system, computer, desks, chairs and file cabinets for a total cost of $3,770 as of March 31, 2011. No depreciation has been taken as the assets were put into service on March 31, 2011. Maintenance repairs and renewals are expensed as incurred.  Depreciation on the property and equipment is provided for on a straight line basis over their estimated useful lives as follows:

Office Equipment	Five Years
Computers & Telephone System	Three Years

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Lease Commitments
The Company leases 6,000 square feet of general office space and room to store materials from Ross and Laurie Stoutenbrough at 3184-D Airway Avenue, Costa Mesa, California 92626.    The lease rate is $5,100 per month for a term of one year ending on March 31, 2012.   The lease contains an option to extend the lease for two additional years beginning on April 1, 2012, which is the first day of the 2012 fiscal year.

The table below reflects the future minimum operating lease payments required as of the date of March 31, 2011, for each of the five succeeding fiscal years.

If the lease is not extended.		If lease is extended for two additional years

2012	$61,200	2012	$61,200
2013	$-	2013	$61,200
2014	$-	2014	$-
2015	$-	2015	$-
2016	$-	2016	$-
TOTAL	$61,200	TOTAL	$122,400

Revenue Recognition
When an order is received for our product, it is then shipped to the customer.  At the time of shipment, an invoice is prepared itemizing the charges and costs to the customer.  This invoice is entered into our accounting system and is recognized as revenue at that time.

There are no sales discounts and no returns permitted.  When the product is delivered, the sale is final.  The only warranty of the Company occurs if the customer feels that the product didn't work in which case the product is replaced.  There is no warranty beyond replacement.

As described above, in accordance with the requirements of ASC 605-10-599, the Company recognizes revenue when (1) persuasive evidence of an arrangement exists (contracts); (2) delivery has occurred (monthly); (3) the seller’s price is fixed or determinable (per the customer’s contract; and (4) collectability is reasonably assured (based upon our credit policy).

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents on March 31, 201l.

Fair Value
In accordance with the requirements of ASC 825 and ASC 820, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Concentrations
At the present time, Fuel Technology Products, Inc. is just commencing operations.  The Company will have a large number of small volume customers.  It is anticipated that no single customer will represent more than five percent (5%) of sales.

Income Taxes
The Company has adopted ASC 740 for reporting purposes.  As of March 31, 2011, the Company had a net operating loss carry forward of approximately $1,500 that may be available to reduce future years’ taxable income and will expire beginning in 2028.  Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and, accordingly, the Company has not recorded a valuation allowance for future tax loss carry forwards.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Share Based Expenses
In December 2004, the Financial Accounting Standards Board (“FASB”) issued ASC 718 and 505 “Share Based Payment.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC 718 and 505 upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements
In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update (“ASU”) No. 2011-05, in order to defer only those changes in ASU 2011-05 that relate to the presentation of reclassification adjustments. The amendments are being made to allow the FASB time to redeliberate whether to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. All other requirements in ASU 2011-05 not affected by this ASU are effective for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of the standard update to impact its financial position or results of operations, as it only requires a change in the format of presentation.

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income (loss) as part of the statement of shareholders’ equity. Instead, the Company must report comprehensive income (loss) in either a single continuous statement of comprehensive income (loss) which contains two sections, net income (loss) and other comprehensive income (loss), or in two separate but consecutive statements. This guidance will be effective for the Company beginning in fiscal 2013. The Company does not expect the adoption of the standard update to impact its financial position or results of operations, as it only requires a change in the format of presentation.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2011, the FASB issued Accounting Standards Update 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and International Financial Reporting Standards. While many of the amendments to U.S. GAAP are not expected to have a significant effect on practice, the new guidance changes some fair value measurement principles and disclosure requirements. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. The Company does not expect the adoption of the standard update to have a significant impact on its financial position or results of operations.

In December 2010, the FASB issued FASB ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts,” which is now codified under FASB ASC Topic 350, “Intangibles — Goodwill and Other.”  This ASU provides amendments to Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts.  For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not a goodwill impairment exists.  When determining whether it is more likely than not an impairment exists, an entity should consider whether there are any adverse qualitative factors, such as a significant deterioration in market conditions, indicating an impairment may exist. FASB ASU No. 2010-28 is effective for fiscal years (and interim periods within those years) beginning after December 15, 2010.  Early adoption is not permitted. Upon adoption of the amendments, an entity with reporting units having carrying amounts which are zero or negative is required to assess whether is it more likely than not the reporting units’ goodwill is impaired.  If the entity determines impairment exists, the entity must perform Step 2 of the goodwill impairment test for that reporting unit or units. Step 2 involves allocating the fair value of the reporting unit to each asset and liability, with the excess being implied goodwill.  An impairment loss results if the amount of recorded goodwill exceeds the implied goodwill.  Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption.  This ASU is not expected to have any material impact to our financial statements.

In December 2010, the FASB issued FASB ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations,” which is now codified under FASB ASC Topic 805, “Business Combinations.”  A public entity is required to disclose pro forma data for business combinations occurring during the current reporting period.  This ASU provides amendments to clarify the acquisition date to be used when reporting the pro forma financial information when comparative financial statements are presented and improves the usefulness of the pro forma revenue and earnings disclosures.  If a public company presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) which occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  The supplemental pro forma disclosures required are also expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings.

FASB ASU No. 2010-29 is effective on a prospective basis for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010, with early adoption permitted.  The adoption of this ASU will not have a material effect on our financial position, results of operations or cash flows.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, which provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. The adoption of this ASU did not impact the Company's results of operations or financial condition.

Effective July 1, 2009, the Company adopted the FASB Accounting Standards Codification ("ASC") 105-10, Generally Accepted Accounting Principles—Overall ("ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these consolidated financials have been updated for the Codification.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

•	Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.
The following table presents assets that were measured and recognized at fair value as of March 31, 2011, and the year then ended on a recurring basis:

Total
Realized
Description	Level 1	Level 2	Level 3	Loss
	$-	$-	$-	$-
Totals	$-	$-	$-	$-

The Company did not own any financial instruments on March 31, 2011.

NOTE 4 – CAPITAL STOCK

The Company’s authorized capital is 100,000,000 common shares with a par value of $0.001 per share and 100,000 preferred shares with a par value of $0.001 per share.  As of March 31, 2011, the Company had issued 100,000 preferred shares valued at $0.001 per share for net funds to the Company of $2,500. An additional $1,997,500 in stock based compensation was granted to the holders of the preferred shares due to the 200 votes for each share of preferred stock which when compared to the common share par value of $0.10 per share, equals $20 of voting power per preferred share.  Therefore, a value of $2,000,000 was applied to the total grant of 100,000 shares at $20 per share.  The Company has also issued 500,000 shares of common stock for services valued at $50,000 and sold 275,000 of common stock at $0.01 per share for net funds to the Company including additional paid in capital totaling $27,500.

NOTE 5 – RELATED PARTY TRANSACTIONS

On March 31, 2011, the Company’s Secretary, Treasurer and Director Donald J. Rackemann, loaned the Company $50,000 on an unsecured Promissory Note.  The Note requires that the principal and interest at six percent (6%) per year be paid on or before three years from March 31, 2011. Subsequent to March 31, 2011, Donald J. Rackemann has also loaned additional funds to the Company as they were needed.

NOTE 6 – INCOME TAXES

As of March 31, 2011, the Company has $1,500 of net estimated tax loss carry forwards for tax purposes, commencing in the fiscal year 2013 which may be applied against future taxable income.   Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization has not been determined to be more likely than not to occur.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company’s loss before income taxes.  The components of these differences are as follows:

Net loss before taxes as of March 31, 2011	$1,500
Statutory rate	34%
Expected tax recovery	510
Change in valuation allowance	(510)
Income tax provision	$-

Components of deferred tax asset:
Non capital tax loss carry forwards	$510
Less: valuation allowance	(510)
Net deferred tax asset	$-

The company has no uncertain tax positions.
NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

FUEL TECHNOLOGY PRODUCTS, INC.
 FINANCIAL STATEMENTS
April 1, 2011 to December 31, 2011
UNAUDITED

FUEL TECHNOLOGY PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2011 AND MARCH 31, 2011

ASSETS	12/31/11	3/31/11
Cash	$470	$53,330
Inventory	3,000	-
Total Current Assets	3,470	53,330
Non-Current Assets
Furniture & Fixtures (net of accumulated depreciation of $2,835 and $0, respectively)	20,361	3,770
Tenant's Improvements (net of accumulated amortization of $7,547 and $0, respectively)	27,868	-
Software (net of accumulated depreciation of $1,073 and $0, respectively)	3,927	-
Deposit on Office	11,400	11,400
Total Non-Current Assets	63,556	15,170
TOTAL ASSETS	$67,026	$68,500

LIABILITIES & SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$624	$-
Accrued Interest	2,260	-
Total Current Liabilities	2,884	-

Long Term Liabilities
Note Payable *	405,663	50,000
TOTAL LIABILITIES	408,547	50,000
SHAREHOLDERS’ EQUITY (DEFICIT)
Common Stock, $.001 par value, 100 million authorized, 775,000 issued and outstanding	775	775
Preferred Stock, $.001 par value, 100 thousand authorized, 100 thousand issued & outstanding	2,000,000	2,000,000
Additional Paid In Capital	84,948	76,725
Deficit Accumulated During	(2,427,244)	(2,059,000)
Development Stage
SHAREHOLDERS’ EQUITY (DEFICIT)	(341,521)	18,500
TOTAL LIABILITIES & SHAREHOLDERS’ (DEFICIT)	$67,026	$68,500

*Related Party

The accompanying notes are an integral part of these financial statements.

FUEL TECHNOLOGY PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDING DEC. 31, 2011 AND
THE PERIOD FROM AUGUST 3, 2010 (INCEPTION) TO DECEMBER 31, 2011

	NINE MONTHS	THE PERIOD FROM
	ENDED	INCEPTION TO
	12/31/2011	12/31/11

REVENUES
Sales	$20,823	$20,823
Cost of Sales	(55,070)	(55,070)
	$(34,247)	$(34,247)

OPERATING EXPENSES
Operating Expenses	312,059	2,371,059
Depreciation Expense	3,908	3,908
Amortization Expense	7,547	7,547
TOTAL OPERATING EXPENSE	$(323,514)	$(2,382,514)
Interest Expense	10,483	10,483

NET INCOME (LOSS)	$(368,244)	$(2,427,244)
Weighted Average Number of Common States Outstanding	775,000

Net (loss) Per Share-Basic and Fully Diluted	$(0.48)

The accompanying notes are an integral part of these financial statements.

FUEL TECHNOLOGY PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDER EQUITY (DEFICIT)
AUGUST 3, 2010 (INCEPTION) TO DECEMBER 31, 2011

	Preferred	Preferred	Common	Common	Additional	Deficit Acc	Total
	Shares	Amount	Shares	Amount	Paid in	During
					Capital	Development Stage

Balance August 3, 2010 (Inception)	-	$-	-	$-	$-	$-	$-

Pref Stock Issued-Cash	100,000	$2,500	-	-	-	-	$2,500
Stock based compensation	-	1,997,500	-	-	-	-	1,997,500
Common Stock for Cash	-	-	275,000	$275	$27,225		$27,500

Shares for Services
(Hallmark)	-	-	500,000	$500	$49,500	-	$50,000

Net Loss	-	-	-	-	-	$(2,059,000)	$(2,059,000)

Balance, March 31, 2011	100,000	$2,000,000	775,000	$775	$76,725	$(2,059,000)	$18,500

Imputed Interest	-	-	-	-	$8,223	-	$8,223
Net Loss	-	-	-	-	-	($368,244)	$(368,244)
Balance, Dec. 31, 2011	100,000	$2,000,000	775,000	$775	$84,948	$(2,427,244)	$(341,521)

The accompany notes are an integral part of these financial statements.

FUEL TECHNOLOGY PRODUCTS, INC.
(A DEVELOPMENT STAGAE COMPANY)
STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED DECEMBER 31, 2011 AND
THE PERIOD FROM AUGUST 3, 2010 (INCEPTION) TO DECEMBER 31, 2011

	Nine Months Ended 12/31/11	Inception to 12/31/11
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(368,244)	$(2,427,244)
Adjustments to Reconcile Net Loss With Cash Used
In operations:
Stock based compensation	-	1,997,500
Imputed Interest	8,223	8,223
Depreciation	3,908	3,908
Amortization	7,547	7,547
Impairment of Manufacturing Deposit	-	10,000
Shares issued for services	-	50,000
Change in Operating Assets & Liabilities:
Accounts Payable	2,884	2,884
Manufacturing Deposits	-	(10,000)
Inventory	(3,000)	(3,000)
Deposits & Prepaid Expenses	-	(11,400)
Net Cash Used in Operating Activities	(348,682)	(371,582)

Cash Flows from Investing Activities
Cash Paid for Purchase of Fixed Assets	(59,841)	(63,611)
Net Cash Used in Investing Activities	(59,841)	(63,611)

Cash Flows from Financing Activities
Proceeds From Sale of Stock	-	30,000
Borrowings of Related Party Debt	355,663	405,663
Net Cash Provided from Financing Activities	355,663	435,663

Net Increase in Cash & Cash Equivalents	(52,860)	470

Cash at Beginning of Period	53,330	-

Cash at End of Period	470	470

Supplemental Cash Flow Disclosures:
Cash Paid for Taxes	-	-
Cash Paid for Interest	-	-

         The accompanying notes are an integral part of these financial statements.

FUEL TECHNOLOGY PRODUCTS, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2011

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Fuel Technology Products, Inc. (the “Company”) was incorporated pursuant to the laws of the State of Nevada on August 3, 2010.  The Company intends to commence business operations at this time.  The Company is a manufacturer and distributor of a fuel additive to be used in motor vehicles.  It is a development stage company that has limited operating history and has earned no revenues to date.  Since inception, the Company has been primarily devoting its activities to the following: developing a business plan, determining the market for the Company’s services, developing standardized procedures for manufacturing and distributing the product, and capital formation.  Fuel Technology Products, Inc. is in the initial development stage.

The Company has established a fiscal year end of March 31.

Basis of Presentation
The financial statements present the balance sheet, statements of operations, shareholders’ deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

NOTE 2 – SUMMARY OF SIGNICIANT ACCOUNTING  POLICIES

Going Concern
The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have sufficient cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.   There can be no assurance that the Company will be successful in order to continue as a going concern.  The Company is funding its initial operations by way of issuing common shares and debt.   As of December 31, 201l the Company had issued 100,000 preferred shares valued at $0.001 per share for net funds to the Company of $2,500.  The Company has also issued 500,000 shares of common stock for services valued at $50,000 and sold 275,000 shares of common stock at $0.10 per share for net funds to the Company including additional Paid in Capital totaling $27,500.  The Company has received a loan from its major shareholder in the amount of $405,663. The major shareholder, Donald J. Rackemann, has committed to advancing additional funds as may be required for the operation of the Company.  We cannot be certain that capital will be provided when it is required.

Property and Equipment
The Company has purchased a telephone system, computer, desks, chairs and file cabinets for a total cost of $23,196 as of December 31, 2011.   Maintenance repairs and renewals are expensed as incurred.  Depreciation on the property and equipment is provided for on a straight line basis over their estimated useful lives as follows:

Office Equipment	Five Years
Computers & Telephone System	Three Years
Leasehold Improvements	Three Years

NOTE 2 – SUMMARY OF SIGNICIANT ACCOUNTING  POLICIES (continued)

Lease Commitments
The Company leases 6,000 square feet of general office space and room to store materials from Ross and Laurie Stoutenbrough at 3184-D Airway Avenue, Costa Mesa, California 92626.    The lease rate is $5,100 per month for a term of one year ending on March 31, 2012.   The lease contains an option to extend the lease for two additional years beginning on April 1, 2012, which is the first day of the 2012 fiscal year.

The table below reflects the future minimum operating lease payments required as of the date of December 31, 2011, for each of the five succeeding fiscal years.

If the lease is not extended.		If lease is extended for two additional years

2012	$15,300	2012	$61,200
2013	$-	2013	$61,200
2014	$-	2014	$15,300
2015	$-	2015	$-
2016	$-	2016	$-
TOTAL	$15,300	TOTAL	$137,700

Revenue Recognition
When an order is received for our product, it is then shipped to the customer.  At the time of shipment, an invoice is prepared itemizing the charges and costs to the customer.  This invoice is entered into our accounting system and is recognized as revenue at that time.

There are no sales discounts and no returns permitted.  When the product is delivered, the sale is final.  The only warranty of the company occurs if the customer feels that the product didn't work in which case the product is replaced.  There is no warranty beyond replacement.

As described above, in accordance with the requirements of ASC 605-10-599, the Company recognizes revenue when (1) persuasive evidence of an arrangement exists (contracts); (2) delivery has occurred (monthly); (3) the seller’s price is fixed or determinable (per the customer’s contract; and (4) collectability is reasonably assured (based upon our credit policy).

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 201l or March 31, 2011.

NOTE 2 – SUMMARY OF SIGNICIANT ACCOUNTING  POLICIES  (continued)

Accounts Receivable Policy
All accounts receivable are due thirty (30) days from the date billed.  If the funds are not received within thirty (30) days the customer is contacted to arrange payment.  The Company uses the allowance method to account for uncollectable accounts receivable.  All accounts were considered collectable at period end and no allowance for bad debts were considered necessary.

Fair Value
In accordance with the requirements of ASC 825 and ASC 820, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Concentrations
At the present time, Fuel Technology Products, Inc. is just commencing operations.  The Company will have a large number of small volume customers.  It is anticipated that no single customer will represent more than five percent (5%) of sales.

Income Taxes
The Company has adopted ASC 740 for reporting purposes.  As of December 31, 2011, the Company had a net operating loss carry forward of approximately 350,066 that may be available to reduce future years’ taxable income and will expire beginning in 2028.  Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and, accordingly, the Company has not recorded a valuation allowance for future tax loss carry forwards.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Share Based Expenses
In December 2004, the Financial Accounting Standards Board (“FASB”) issued ASC 718 and 505 “Share Based Payment.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC 718 and 505 upon creation of the company and expenses share based costs in the period incurred.

NOTE 2 – SUMMARY OF SIGNICIANT ACCOUNTING  POLICIES  (continued)

Recent Accounting Pronouncements
In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update (“ASU”) No. 2011-05, in order to defer only those changes in ASU 2011-05 that relate to the presentation of reclassification adjustments. The amendments are being made to allow the FASB time to redeliberate whether to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. All other requirements in ASU 2011-05 not affected by this ASU are effective for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of the standard update to impact its financial position or results of operations, as it only requires a change in the format of presentation.

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income (loss) as part of the statement of shareholders’ equity. Instead, the Company must report comprehensive income (loss) in either a single continuous statement of comprehensive income (loss) which contains two sections, net income (loss) and other comprehensive income (loss), or in two separate but consecutive statements. This guidance will be effective for the Company beginning in fiscal 2013. The Company does not expect the adoption of the standard update to impact its financial position or results of operations, as it only requires a change in the format of presentation.

In May 2011, the FASB issued Accounting Standards Update 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and International Financial Reporting Standards. While many of the amendments to U.S. GAAP are not expected to have a significant effect on practice, the new guidance changes some fair value measurement principles and disclosure requirements. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. The Company does not expect the adoption of the standard update to have a significant impact on its financial position or results of operations.

In December 2010, the FASB issued FASB ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts,” which is now codified under FASB ASC Topic 350, “Intangibles — Goodwill and Other.”  This ASU provides amendments to Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts.  For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not a goodwill impairment exists.  When determining whether it is more likely than not an impairment exists, an entity should consider whether there are any adverse qualitative factors, such as a significant deterioration in market conditions, indicating an impairment may exist. FASB ASU No. 2010-28 is effective for fiscal years (and interim periods within those years) beginning after December 15, 2010.  Early adoption is not permitted. Upon adoption of the amendments, an entity with reporting units having carrying amounts which are zero or negative is required to assess whether is it more likely than not the reporting units’ goodwill is impaired.  If the entity determines impairment exists, the entity must perform Step 2 of the goodwill impairment test for that reporting unit or units. Step 2 involves allocating the fair value of the reporting unit to each asset and liability, with the excess being implied goodwill.  An impairment loss results if the amount of recorded goodwill exceeds the implied goodwill.  Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption.  This ASU is not expected to have any material impact to our financial statements.

NOTE 2 – SUMMARY OF SIGNICIANT ACCOUNTING  POLICIES  (continued)

In December 2010, the FASB issued FASB ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations,” which is now codified under FASB ASC Topic 805, “Business Combinations.”  A public entity is required to disclose pro forma data for business combinations occurring during the current reporting period.  This ASU provides amendments to clarify the acquisition date to be used when reporting the pro forma financial information when comparative financial statements are presented and improves the usefulness of the pro forma revenue and earnings disclosures.  If a public company presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) which occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  The supplemental pro forma disclosures required are also expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings.  FASB ASU No. 2010-29 is effective on a prospective basis for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010, with early adoption permitted.  The adoption of this ASU will not have a material effect on our financial position, results of operations or cash flows.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

•	Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The following table presents assets that were measured and recognized at fair value as of December 31, 2011 and March 31, 2011, and the periods then ended on a recurring basis:

Total
Realized
Description	Level 1	Level 2	Level 3	Loss
	$-	$-	$-	$-
Totals	$-	$-	$-	$-

The Company did not own any financial instruments at December 31, 2011 or March 31, 2011.

NOTE 4 – CAPITAL STOCK

The Company’s authorized capital is 100,000,000 common shares with a par value of $0.001 per share and 100,000 preferred shares with a par value of $0.001 per share.  As of March 31, 2011, the Company had issued 100,000 preferred shares valued at $0.001 per share for net funds to the Company of $2,500. An additional $1,997,500 in stock based compensation was granted to the holders of the preferred shares due to the 200 votes for each share of preferred stock which when compared to the common share par value of $0.10 per share, equals $20 of voting power per preferred share.  Therefore, a value of $2,000,000 was applied to the total grant of 100,000 shares at $20 per share.  The Company has also issued 500,000 shares of common stock for services valued at $50,000 and sold 275,000 of common stock at $0.01 per share for net funds to the Company including additional paid in capital totaling $27,500.  Since March 31, 2011, the Company has not issued any additional stock or granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of December 31, 2011, the Company’s Secretary, Treasurer and Director Donald J. Rackemann, loaned the Company $50,000 on an unsecured Promissory Note.  The Note requires that the principal and interest at six percent (6%) per year be paid on or before three years.   As of December 31, 2011,   Donald J. Rackemann has also loaned additional funds of $355,613, with no stated interest rate to the Company as they were needed.  The Company imputed interest on this amount which totaled $8,223 as of December 31, 2011.

NOTE 6 – INCOME TAXES

As of December 31, 2011, the Company has $369,744 of net estimated tax loss carry forwards for tax purposes, commencing in the fiscal year 2013 which may be applied against future taxable income.   Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization has not been determined to be more likely than not to occur.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company’s loss before income taxes.  The components of these differences are as follows:

Net loss before taxes as of December 31, 2011	$369,744
Statutory rate	34%
Expected tax recovery	125,713
Change in valuation allowance	(125,713)
Income tax provision	$-

Components of deferred tax asset:
Non capital tax loss carry forwards	$125,713
Less: valuation allowance	(125,713)
Net deferred tax asset	$-

NOTE 7 – SUBSEQUENT EVENT

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

PART II

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$573
Accounting Fees and Expenses	$8.000
Legal Fees and Expenses	$8,000
Transfer Agent Fees and Expenses	$2,500
Printing	$8,927
Total	$30,000

Item 14.  Indemnification of Directors and Officers

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation law.  Nevada law provides that the directors of a company will not be personally liable for monetary damages for breech of their fiduciary duty as directors, except for liabilities.

•	For any breach of their duty for loyalty to us or our security holders;

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation law; or,

•	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation law, if our Board of Directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 15.  Recent Sales of Unregistered Securities

DATE	SOLD TO	NO. OF SHARES	SELLING PRICE	EXEMPTION
Jan – Feb 2011	Sold to 24 individuals	275,000	$0.10	4/2
Sold for Cash
July 10, 2010	Hallmark Venture Group	500,000	$0.001	4/2
Sold for Services

The Company relied upon the exemption from Registration set forth in Section 4(2) of the Securities Act of 1933 for the above transaction in that the shares were offered and sold without general solicitation or advertising to an affiliate of the Company with access to all material information regarding the Company at its then current state of development.

Item 16.  Exhibits and Financial Statement Schedules

3.1	Articles of Incorporation

3.2	Bylaws

4.1	Specimen Common Stock Certificate

4.2	Form of Subscription Agreement

5.1	Legal Opinion

10.1	Note to Donald J. Rackemann

10.2	Loan Agreement with Donald J. Rackemann

23.1	Consent of M&K CPAS, PLLC

Item 17:  Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the city of Costa Mesa, state of California on April 13, 2012.

FUEL TECHNOLOGY PRODUCTS, INC

Date: April 13, 2012	By:	/s/ William H. Marcel
William H. Marcel
President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ William H. Marcel	April 13, 2012
William H. Marcel
President, Chief Executive Officer

By:	/s/ Donald J. Rackemann	April 13, 2012
Donald J. Rackemann
Secretary, Chief Financial Officer